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                                                                   Exhibit 10.12
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                          INTERIM FINANCING AGREEMENT


     AGREEMENT, entered into as of the 30th day of October, 1997, among Prodigy, Inc., a Delaware corporation (the "Company"), Carso Global Telecom, S.A. de C.V. ("Carso Global"), and Greg C. Carr ("Mr. Carr").

     WHEREAS, the Company plans to make a rights offering (the "Rights Offering") to all stockholders of the Company entitling each stockholder to purchase one share of Common Stock for each one share held;

     WHEREAS, the Company requires funding in order to complete the restructuring of the 8% Contingent Convertible Promissory Notes (the "Contingent Notes") held by IBM and Sears as well as funding to finance its operations prior to completion of the Rights Offering; and

     WHEREAS, Carso Global and Mr. Carr hold warrants (the "$3.00 Warrants") to purchase 13,000,000 shares and 2,000,000 shares, respectively, of Common Stock for $3.00 per share, exercisable prior to the earlier of (i) May 12, 1998 or
(ii) the closing of an underwritten public offering of Common Stock or other equity securities in which the gross proceeds to the Company exceed U.S. $25,000,000;

     NOW, THEREFORE, for good and valuable consideration, the Company, Carso Global and Mr. Carr hereby agree as follows:

     1.   Commitments of Carso Global.
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          (a)  Pursuant to a letter agreement dated October 20, 1997, Carso
Global agreed, in order to complete the restructuring of the Contingent Notes, to (i) arrange for the issuance of a $4,000,000 letter of credit (the "Carso LC") in favor of IBM and Sears and (ii) arrange for $7,964,578 to be advanced to the Company.

          (b) Carso Global arranged for Banco Inbursa, S.A. ("Banco Inbursa") to advance $13,750,000 to the Company, of which (i) $7,964,578 was advanced pursuant to the arrangements described in Section 1(a) above, and (ii) $3,750,000 is secured by Mr. Carr's pledge of 7,500,000 shares of Common Stock.

          (c) Carso Global intends to purchase its maximum allocation of 49,543,822 shares of Common Stock in the Rights Offering. Payment for the shares purchased by Carso Global shall be made as follows: (i) Carso Global shall be credited with $4,000,000 by reason of the issuance of the Carso LC,
(ii) Carso Global shall pay $13,750,000 directly to Banco Inbursa on the Company's behalf in repayment of $13,750,000 of indebtedness owed by the Company to Banco Inbursa and (iii) Carso Global shall pay the remainder to the Company.

          (d) From and after the issuance of the Carso LC, Carso Global shall pay the Company each quarter an amount equal to $333,333 less any draws on the Carso LC during such quarter until the entire $4,000,000 has been paid to the Company or drawn under the Carso LC.

     2.   Commitments of Mr. Carr.  Mr. Carr agrees to (i) lend the Company up
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to $2,250,000 (of which $250,000 has been loaned as of the date hereof) without interest, (ii) pledge 7,500,000 shares of Common Stock to secure advances of $3,750,000 from Banco Inbursa to the Company until the earlier of the initial closing of the Rights Offering or December 15, 1997, and (iii) convert his advances to the Company into Common Stock at $1.00 per share promptly after the Rights Offering is commenced.
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     3.   Warrant Repricing.  In consideration of the interim financing
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commitments made by Carso Global and Mr. Carr, the exercise price of the $3.00
Warrants is hereby reduced from $3.00 per share to $1.00 per share.

     4.   Obligations Several.  The obligations of Carso Global and Mr. Carr
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hereunder shall be several and not joint and the failure of Carso Global or Mr.
Carr to perform its or his obligations hereunder shall not relieve the other from its or his obligations hereunder.

     5.   Entire Agreement.  This Amendment represents the entire understanding
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and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties may further amend or modify the Funding Agreement by a written instrument executed by all parties.

     6.   Severability.  Any provision of this Amendment which is invalid,
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illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Amendment invalid, illegal or unenforceable in any other jurisdiction.

     7.   Governing Law.  This Amendment shall be governed by and construed in
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accordance with the laws of the State of Delaware in the United States and all parties hereby consent to the jurisdiction of the courts thereof.

     8.   Counterparts.  This Amendment may be executed in one or more
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counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of and on the date first above written.


                              PRODIGY, INC.

                                 /s/
                              By:-------------------------------


                              Title:____________________________


                              CARSO GLOBAL TELECOM, S.A. DE C.V.

                                 /s/
                              By:-------------------------------


                              Title:____________________________

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                              GREG C. CARR

                              /s/
                              ------------------------------
                              Greg C. Carr

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